UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

POTLATCH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2006, the Board of Directors (the “Board”) of Potlatch Corporation (the “Company”) approved amendments to the Company’s 2000 Stock Incentive Plan, 2005 Stock Incentive Plan and Benefits Protection Trust Agreement, and approved the adoption of the Company’s Management Performance Award Plan II and Deferred Compensation Plan for Directors II (collectively the “Company Plans”). On September 15, 2006, the Executive Compensation and Personnel Policies Committee of the Board (the “Compensation Committee”), which has oversight of the broad-based employment compensation plans of the Company’s subsidiary, Potlatch Forest Products Corporation (“PFPC”), approved amendments to PFPC’s Severance Program for Executive Employees and approved the adoption of PFPC’s Salaried Employees Supplemental Benefits Plan II (collectively, together with the Company Plans, the “Plans”).

The Board or the Compensation Committee approved the amendments to the existing Plans and approved the adoption of the new Plans primarily to bring the Company’s and PFPC’s nonqualified deferred compensation plans into compliance with new Internal Revenue Code Section 409A rules regarding deferred compensation as well as to conform certain definitions and terms across the Plans where appropriate. In addition, the definition of “change in control” contained in the Plans has been amended to narrow the circumstances under which a change in control of the Company is deemed to have occurred. A “change in control” of the Company generally results in the vesting of stock options under the 2000 Stock Incentive Plan and 2005 Stock Incentive Plan and payment of a prorated bonus under the Management Performance Award Plan II. In addition, severance benefits are paid upon certain terminations of employment following a “change in control” under PFPC’s Severance Program for Executive Employees.

The Management Performance Award Plan II (the “MPAP II”) provides bonus opportunities to employees of the Company and its subsidiaries who can contribute to significant improvements in profit performance and growth, and provides for the subsequent deferral of such bonus. The MPAP II is the successor plan to the Company’s Management Performance Award Plan, which has been frozen. Awards paid under the MPAP II are based on the same performance goals and are subject to the same limitations, terms and conditions as were applicable under the frozen plan; provided, however, that MPAP II provides for payment of a prorated bonus in the event of a change in control of the Company and is modified to comply with Internal Revenue Code Section 409A. MPAP II is effective with respect to bonuses earned and deferred after December 31, 2004.

The Deferred Compensation Plan for Directors II (the “Directors Plan II”) provides non-employee directors of the Company with an opportunity to defer payment of their directors’ fees. The Directors Plan II is the successor plan to the Company’s Deferred Compensation Plan for Directors, which has been frozen. The Directors Plan II is substantially similar to the frozen plan, except that the Directors Plan II is modified to comply with Internal Revenue Code Section 409A. The Directors Plan II is effective with respect to amounts deferred after December 31, 2004.

PFPC’s Salaried Employees Supplemental Benefits Plan II (the “Supplemental Plan II”) provides for the accrual of retirement benefits for highly compensated employees of the Company and its subsidiaries in excess of the limits placed on tax-qualified retirement benefits by the Internal Revenue Code. The Supplemental Plan II is the successor plan to PFPC’s Salaried Employees Supplemental Benefits Plan, which has been frozen. The Supplemental Plan II is substantially similar to the frozen plan, except that the Supplemental Plan II is modified to comply with Internal Revenue Code Section 409A. The Supplemental Benefit Plan II is effective with respect to benefits accrued after December 31, 2004.

The foregoing description of the amendments to the existing Plans or adoption of the new Plans does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Plans, copies of which are filed with this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10(b)	Potlatch Forest Products Corporation Severance Program for Executive Employees, amended September 15, 2006.

10(c)	Potlatch Corporation 2000 Stock Incentive Plan, adopted December 2, 1999, amended September 16, 2006.

10(e)	Potlatch Corporation 2005 Stock Incentive Plan, adopted December 2, 2004, amended September 16, 2006.

10(h)	Potlatch Corporation Benefits Protection Trust Agreement, amended September 16, 2006.

10(r)	Potlatch Corporation Management Performance Award Plan II, adopted September 16, 2006.

10(s)	Potlatch Corporation Deferred Compensation Plan for Directors II, adopted September 16, 2006.

10(t)	Potlatch Forest Products Corporation Salaried Employees Supplemental Benefits Plan II, adopted September 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2006

POTLATCH CORPORATION

By:	/s/ Pamela A. Mull
Pamela A. Mull
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10(b)[1]	Potlatch Forest Products Corporation Severance Program for Executive Employees, amended September 15, 2006.

10(c)[1]	Potlatch Corporation 2000 Stock Incentive Plan, adopted December 2, 1999, amended September 16, 2006.

10(e)[1]	Potlatch Corporation 2005 Stock Incentive Plan, adopted December 2, 2004, amended September 16, 2006.

10(h)[1]	Potlatch Corporation Benefits Protection Trust Agreement, amended September 16, 2006.

10(r)[1]	Potlatch Corporation Management Performance Award Plan II, adopted September 16, 2006.

10(s)[1]	Potlatch Corporation Deferred Compensation Plan for Directors II, adopted September 16, 2006.

10(t)[1]	Potlatch Forest Products Corporation Salaried Employees Supplemental Benefits Plan II, adopted September 15, 2006.

[1]	Management compensatory plan or arrangement